Exhibit 10.19
COMMUNICATIONS INFRASTRUCTURE INVESTMENTS, LLC
THIRD AMENDMENT TO VESTING AGREEMENT
     This Third Amendment to Vesting Agreement (the “Third Amendment”) is effective as of March 19, 2010 and amends that certain Vesting Agreement by and among Communications Infrastructure Investments, LLC, a Delaware limited liability company (the “Company”), John L. Scarano (the “Executive”) and the Founder Investors (as defined therein), dated as of January 10, 2008, as has been amended (the “Vesting Agreement”).
Recitals
     Whereas, pursuant to Section 6.7 of the Vesting Agreement, the Vesting Agreement may be modified or amended at any time and from time to time with the written consent of the Executive, the Founder Investors and the Company; and
     Whereas, the undersigned constitute all of the Executive, the Founder Investors and the Company.
     Now, Therefore, the Vesting Agreement is hereby amended as follows:
     1. Section 3.2 (Executive Common Units) of the Vesting Agreement shall be amended to include the following additional subparagraph:
     (c) For the Executive Common Units issued as Class B Common Units on March 19, 2010 (as designated on Schedule A attached hereto) (the “Class B Executive Common Units”), the Founder Common Investors shall vest into such Class B Executive Common Units as follows: The Class B Common Units vesting start date is February 1, 2008 (the “Class B Vesting Start Date”). The issuance date is March 19, 2010 (the “Issuance Date”). The vesting end date is February 1, 2012 (the “Vesting End Date”). On March 19, 2011 (the “First Vesting Date”), seventy seven thousand and eighty three (77,083) of the Class B Executive Common Units shall vest and thereafter, on a monthly basis measured from the First Vesting Date through the Vesting End Date, a number of Class B Executive Common Units equal to 1/48 of the aggregate number of Class B Executive Common Units shall vest. The Common Unit Threshold B, as that term is defined in the LLC Agreement and as it relates to the Class B Executive Common Units hereunder, shall be $15,000,000.00. Such Class B Executive Common Units shall receive distributions from the Company pursuant to the LLC Agreement when the aggregate distributions previously made with respect to Issued Common Units pursuant to the LLC Agreement are equal to or greater than such Common Unit Threshold B.
     2. Schedule A to the Vesting Agreement shall be replaced with the Schedule A attached hereto, and shall be effective as of the date hereof.
     3. Except as set forth in this Third Amendment, the Vesting Agreement shall remain unchanged and in full force and effect.

     4. This Third Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original and all of which taken together shall constitute one instrument.
     5. This Third Amendment will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents.
     6. Capitalized terms not defined herein shall have the meaning given to them in the Vesting Agreement.
[Remainder of Page Intentionally Blank]

      In Witness Whereof, the parties have executed this Third Amendment as of the date first above written.

Communications Infrastructure Investments, LLC
By:	/s/ Scott E. Beer
	Name:	SCOTT E. BEER
	Title:	GENERAL COUNSEL & SECRETARY

EXECUTIVE:
/s/ John L. Scarano
John L. Scarano

FOUNDER INVESTORS: ESU Investments, LLC
By:	/s/ John L. Scarano
John L. Scarano
Manager

/s/ John L. Scarano
John L. Scarano, individually

Signature Page
Third Amendment to Vesting Agreement

Schedule A
Executive Common Units

Number of
Executive Common
Entity	Units

Class A Common Units:
Issued as of January 10, 2008:
ESU Investments, LLC	4,669,271
John L. Scarano	1,556,423

Issued as of March 21, 2008:
ESU Investments, LLC	2,630,208
John L. Scarano	876,736

Total Class A Common Units	9,732,638

Class B Common Units:
Issued as of October 20, 2009:
ESU Investments, LLC	750,000
John L. Scarano	250,000

Issued as of March 19, 2010:
ESU Investments, LLC	75,000
John L. Scarano	25,000

Total Class B Common Units	1,100,000

Total Executive Common Units	10,832,638

COMMUNICATIONS INFRASTRUCTURE INVESTMENTS, LLC
SECOND AMENDMENT TO VESTING AGREEMENT
     This Second Amendment to Vesting Agreement (the “Second Amendment”) is effective as of October 20, 2009 and amends that certain Vesting Agreement by and among Communications Infrastructure Investments, LLC, a Delaware limited liability company (the “Company”), John L. Scarano (the “Executive”) and the Founder Investors (as defined therein), dated as of January 10, 2008, as has been amended (the “Vesting Agreement”).
Recitals
     Whereas, pursuant to Section 6.7 of the Vesting Agreement, the Vesting Agreement may be modified or amended at any time and from time to time with the written consent of the Executive, the Founder Investors and the Company; and
     Whereas, the undersigned constitute all of the Executive, the Founder Investors and the Company.
     Now, Therefore, the Vesting Agreement is hereby amended as follows:
     1. Section 3.2 of the Vesting Agreement shall be amended and restated in its entirety to read as follows:
          3.2 Executive Common Units. The Executive Common Units shall vest as follows:
     (a) For all Executive Common Units issued on January 10, 2008 and March 21, 2008 (which are designated as Class A Common Units and identified on Schedule A attached hereto) (the “Class A Executive Common Units”), the Founder Common Investors, on a pro rata basis and in the aggregate, shall vest into 2.0833% of the Class A Executive Common Units for each month that has elapsed after the Vesting Start Date, provided that the Founder Common Investors will cease to vest into any such Class A Executive Common Units upon the termination of Executive’s employment with the Company or any of its Subsidiaries. Notwithstanding the foregoing, in the event the Executive’s employment with the Company or any of its Subsidiaries is terminated for Cause or if the Executive voluntarily terminates his employment with the Company or any of its Subsidiaries prior to the first anniversary of the Vesting Start Date, the Class A Executive Common Units shall be forfeited in accordance with Section 3.4 of this Agreement.
     (b) For all Executive Common Units issued as Class B Common Units (as designated on Schedule A attached hereto) (the “Class B Executive Common Units”), the Founder Common Investors shall vest into such Class B Executive Common Units as follows: The Class B Common Units vesting star date is February 1, 2008 (the “Class B Vesting Start Date”). The issuance date is October 20, 2009 (the “Issuance Date”). The vesting end date is February 1, 2012

(the “Vesting End Date”). On October 20, 2010 (the “First Vesting Date”), six hundred and sixty six thousand and six hundred and sixty seven (666,667) of the Class B Executive Common Units shall vest and thereafter, on a monthly basis measured from the First Vesting Date through the Vesting End Date, a number of Class B Executive Common Units equal to 1/48 of the aggregate number of Class B Executive Common Units shall vest. The Common Unit Threshold B, as that term is defined in the LLC Agreement and as it relates to the Class B Executive Common Units hereunder, shall be $15,000,000.00. Such Class B Executive Common Units shall receive distributions from the Company pursuant to the LLC Agreement when the aggregate distributions previously made with respect to Issued Common Units pursuant to the LLC Agreement are equal to or greater than such Common Unit Threshold B.
     2. Schedule A to the Vesting Agreement shall be replaced with the Schedule A attached hereto, and shall be effective as of the date hereof.
     3. Except as set forth in this Second Amendment, the Vesting Agreement shall remain unchanged and in full force and effect.
     4. This Second Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original and all of which taken together shall constitute one instrument.
     5. This Second Amendment will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents.
     6. Capitalized terms not defined herein shall have the meaning given to them in the Vesting Agreement.
[Remainder of Page Intentionally Blank]

     In Witness Whereof, the parties have executed this Second Amendment as of the date first above written.

Communications Infrastructure Investments, LLC
By:	/s/ Scott E. Beer
	Name:	SCOTT E. BEER
	Title:	GENERAL COUNSEL

EXECUTIVE:
/s/ John L. Scarano
John L. Scarano

FOUNDER INVESTORS: ESU Investments, LLC
By:	/s/ John L. Scarano
John L. Scarano
Manager

/s/ John L. Scarano
John L. Scarano, individually

Signature Page
Second Amendment to Vesting Agreement

Schedule A
Executive Common Units

Number of
Executive
Entity	Common Units

Class A Common Units:
Issued as of January 10, 2008:
ESU Investments, LLC	4,669,271
John L. Scarano	1,556,423

Issued as of March 21, 2008:
ESU Investments, LLC	2,630,208
John L. Scarano	876,736

Total Class A Common Units	9,732,638

Class B Common Units:
Issued as of October 20, 2009:
ESU Investments, LLC	750,000
John L. Scarano	250,000

Total Class B Common Units	1,000,000

Total Executive Common Units	10,732,638

COMMUNICATIONS INFRASTRUCTURE INVESTMENTS, LLC
AMENDMENT TO VESTING AGREEMENT
     This Amendment to Vesting Agreement (the “Amendment”) is effective as of March 21, 2008 and amends that certain Vesting Agreement by and among Communications Infrastructure Investments, LLC, a Delaware limited liability company (the “Company”), John L. Scarano (the “Executive”) and the Founder Investors (as defined therein), dated as of January 10, 2008 (the “Vesting Agreement”).
Recitals
     Whereas, pursuant to Section 6.7 of the Vesting Agreement, the Vesting Agreement may be modified or amended at any time and from time to time with the written consent of the Executive, the Founder Investors and the Company; and
     Whereas, the undersigned constitute all of the Executive, the Founder Investors and the Company.
     Now, Therefore, the Vesting Agreement is hereby amended as follows:
     1. Schedule A to the Vesting Agreement shall be replaced with the Schedule A attached hereto, and shall be effective as of the date hereof.
     2. Except as set forth in this Amendment, the Vesting Agreement shall remain unchanged and in full force and effect.
     3. This Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original and all of which taken together shall constitute one instrument.
     4. This Amendment will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents.
     5. Capitalized terms not defined herein shall have the meaning given to them in the Vesting Agreement.
[Remainder of Page Intentionally Blank]

     In Witness Whereof, the parties have executed this Amendment as of the date first above written.

Communications Infrastructure Investments, LLC
By:	/s/ Scott E. Beer
	Name:	SCOTT E. BEER
	Title:	GENERAL COUNSEL

EXECUTIVE:
/s/ John L. Scarano
John L. Scarano

FOUNDER INVESTORS: ESU Investments, LLC
By:	/s/ John L. Scarano
	Name:	John L. Scarano
	Title:	Manager

/s/ John L. Scarano
John L. Scarano, individually

Signature Page
Amendment to Vesting Agreement

Schedule A
Common Units

Number of Common
Entity	Units

Issued as of January 10, 2008:
ESU Investments, LLC	4,669,271
John L. Scarano	1,556,423

Issued as of March 21, 2008:
ESU Investments, LLC	2,630,208
John L. Scarano	876,736

Total Common Units	9,732,638

VESTING AGREEMENT
     This Vesting Agreement (this “Agreement”) is made as of January 10, 2008 between Communications Infrastructure Investments, LLC, a Delaware limited liability company (the “Company”); John L. Scarano (the “Executive”); and the Founder Investors (defined below).
RECITALS
     WHEREAS, the Executive desires that the Founder Preferred Investor hold Class A Preferred Units and the Founder Common Investors hold Common Units of the Company for and on behalf of the Executive;
     WHEREAS, pursuant to Section 4.1(d) of the LLC Agreement, the Company issued 2,400,000 Initial Class A Preferred Units (the “Executive Preferred Units”) to the Founder Preferred Investor; and
     WHEREAS, in connection with the Executive’s employment with the Company or any of its Subsidiaries, the Company desires to (i) provide for restrictions on the Executive Preferred Units and (ii) issue to the Founder Common Investors, in accordance with the LLC Agreement, that number of Common Units as set forth on Schedule A attached hereto (the “Executive Common Units”) subject to the restrictions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
In addition to the other terms defined in this Agreement, the terms below shall have the following meanings:
          “Acquisition” means the Company’s acquisition of a fiber or conduit network, as contemplated by the Securities Purchase Agreement.
          “Aggregate Investment Amount” shall mean the sum of (i) the aggregate cash Capital Contributions made by the Investor Members pursuant to the terms of the LLC Agreement and (ii) the value of the Company’s Capital Securities issued as consideration, in whole or in part, of an Acquisition, excluding any Capital Securities issued as equity incentive compensation.
          “Board” means the Board of Managers of the Company.
          “Buyer” has the meaning specified in Section 5.1 of this Agreement.
          “Capital Contribution” has the meaning set forth in the LLC Agreement.

          “Capital Securities” means (a) as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership or membership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, and (b) warrants, options or other, securities, evidences of indebtedness or other obligations of a Person that are, directly or indirectly, convertible into or exercisable or exchangeable for securities of or other interest in such Person as described in clause (a) of this definition.
          “Cause” shall mean the Executive’s: (i) dishonesty of a material nature with respect to the Company (including, but not limited to, theft or embezzlement of the Company’s or any of its Subsidiaries’ funds or assets); (ii) conviction of, or guilty plea or no contest plea, to a felony charge or any misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (iii) noncompliance in any material respect with any laws or regulations, foreign or domestic, affecting the operation of the Company’s or any of its Subsidiaries’ business, if such noncompliance is likely to have a material adverse effect on the Company or any of its Subsidiaries; (iv) violation of any express direction or any rule, regulation or policy established by the Board that is consistent with the terms of this Agreement, which violation, if reasonably susceptible to cure, is not cured within ten (10) days of written notice thereof from the Board, and if such violation is likely to have a material adverse effect on the Company or any of its Subsidiaries; (v) material breach of this Agreement, which breach, if reasonably susceptible to cure, is not cured within ten (10) days of written notice thereof from the Board or material breach of the Executive’s fiduciary duties to the Company or any of its Subsidiaries; or (vi) gross incompetence, gross neglect, or gross misconduct in the performance of the Executive’s duties.
          “Executive Common Units” has the meaning specified in the Preamble to this Agreement.
          “Executive Preferred Units” has the meaning specified in the Preamble to this Agreement.
          “Executive Units” means, collectively, the Executive Common Units issued hereunder the Executive Preferred Units issued pursuant to Section 4.1(d) of the LLC Agreement, in each case, subject to the restrictions set forth herein, whether such Executive Common Units and/or Executive Preferred Units are Vested Units or Unvested Units.
          “Fair Market Value” has the meaning specified in Section 5.2(a) of this Agreement.
          “Founder Common Investors” means ESU Investments, LLC and the Executive.

          “Founder Investors” means collectively, the Founder Common Investors and the Founder Preferred Investor, and each, a “Founder Investor”.
          “Founder Preferred Investor” means ESU Investments, LLC.
          “Founder Party” has the meaning set forth in Section 8.1 of the Agreement.
          “Founder Vesting Requirements” means those vesting requirements described in Section 3.1(b) of this Agreement.
          “Institutional Investors” means, collectively, Columbia Capital Equity Partners IV (QP), L.P., Columbia Capital Equity Partners IV (QPCO), L.P., Columbia Capital Employee Investors IV, L.P., M/C Venture Partners VI, L.P., M/C Venture Investors, LLC, Oak Investment Partners XII, L.P., Battery Ventures VII, L.P., Battery Investment Partners VII, LLC, Centennial Ventures VII, L.P. and Centennial Entrepreneurs Fund VII, L.P.
          “Investment Performance Vesting Requirements” means those vesting requirements described in Section 3.1(a) of this Agreement.
          “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of May 22, 2007, among the Company and the persons named on Schedule A thereto, as amended from time to time.
          “Noncompetition and Nonsolicitation Agreement” means the Noncompetition and Nonsolicitation Agreement, dated as of May 22, 2007, between the Company and the Executive.
          “Nondisclosure and Developments Agreement” means the Nondisclosure and Developments Agreement, dated as of May 22, 2007, between the Company and the Executive.
          “Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 22, 2007, among the Company and the persons listed on Schedule A thereto.
          “Related Agreements” means the LLC Agreement, the Registration Rights Agreement, the Stock Purchase Agreement, the Noncompetition and Nonsolicitation Agreement and the Nondisclosure and Developments Agreement.
          “Sale of the Company” has the meaning set forth in the LLC Agreement.
          “Seller” has the meaning specified in Section 5.1 of this Agreement.
          “Seller’s Units” has the meaning specified in Section 5.1 of this Agreement.

          “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of May 22, 2007, among the Company and the purchasers named on Schedule 2.1 thereto.
          “Subsidiary(ies)” means any Person the majority of the Capital Securities of which, directly, or indirectly through one or more other Persons, (a) the Company has the right to acquire or (b) is owned or controlled by the Company. As used in this definition, “control,” including, its correlative meanings, “controlled by” and “under common control with,” shall mean possession of power to direct or cause the direction of management or policies (whether through ownership of Capital Securities or partnership or other ownership interests, by contract or otherwise).
          “Termination Date” means the date the Executive’s employment is terminated, whether by the Executive or the Company or any of its Subsidiaries.
          “Unvested Units” means, at any time, Executive Units that are subject to any vesting, forfeiture or similar arrangement under this Agreement.
          “Vesting Start Date” means October 1, 2006.
          “Vested Units” means, at any time, Executive Units that are no longer subject to any vesting, forfeiture or similar arrangement under this Agreement.
ARTICLE 2
PURCHASE OF EXECUTIVE COMMON UNITS
          2.1 Immediate Issuance. In consideration of the services to be performed by Executive for the Company or any of its Subsidiaries, the Company hereby issues to the Founder Common Investors, and the Founder Common Investors hereby accept from the Company, the Executive Common Units such that ESU Investments, LLC shall receive seventy-five percent (75%) of the Executive Common Units and the Executive shall receive twenty-five percent of the Executive Common Units upon the terms and conditions set forth in this Agreement. The Founder Common Investors shall hold such Executive Common Units and Founder Preferred Investor shall hold the Executive Preferred Units, in each case, subject to this Agreement and to the LLC Agreement. In consideration of the services to be performed by the Executive for the Company, the Company has issued to the Founder Preferred Investor the Executive Preferred Units pursuant to Section 4.1(d) of the LLC Agreement. The Executive Common Units are intended to be treated as a profits interest for federal income tax purposes pursuant to Revenue Procedures 93-27 and 2001-43.
ARTICLE 3
VESTING

     3.1 Executive Preferred Units. The Executive Preferred Units shall vest only to the extent that both of the vesting requirements set forth in both Sections 3.1(a) and (b) below are met.
          (a) Investment Performance Vesting Requirements. 0.95238% of the Executive Preferred Units shall vest upon the date that the Aggregate Investment Amount reaches twenty million dollars ($20,000,000.00). An additional 0.95238% of the Executive Preferred Units shall vest for each additional one million dollars ($1,000,000.00) by which the Aggregate Investment Amount exceeds twenty million dollars ($20,000,000.00).
          (b) Founder Vesting Requirements.
(i)	In the event the Executive’s employment with the Company or any of its Subsidiaries is terminated voluntarily by the Executive:
(A)	prior to the 24th month following the Vesting Start Date, all of the Executive Preferred Units shall be forfeited in accordance with Section 3.4 of this Agreement;

(B)	on or after the 24th month but prior to the 30th month following the Vesting Start Date, the Founder Preferred Investor shall vest into 10% of the Executive Preferred Units;

(C)	on or after the 30th month but prior to the 36th month following the Vesting Start Date, the Founder Preferred Investor shall vest into 20% of the Executive Preferred Units;

(D)	on or after the 36th month but prior to the 42nd month following the Vesting Start Date, the Founder Preferred Investor shall vest into 30% of the Executive Preferred Units;

(E)	on or after the 42nd month but prior to the 48th month following the Vesting Start Date, the Founder Preferred Investor shall vest into 40% of the Executive Preferred Units; or

(F)	on or after the 48th month following the Vesting Start Date, the Founder Preferred Investor shall vest into 100% of the Executive Preferred Units.
(ii)	In the event the Executive’s employment with the Company is terminated by the Company or any of its Subsidiaries for any reason other than for Cause, including by reason of death or disability, the Founder Preferred Investor shall vest into 25% of the Executive Preferred Units as of the Termination Date. If the Termination Date occurs after the first anniversary of the Vesting Start Date, the Founder Preferred Investor shall vest into an additional 2.08333% of the Executive Preferred Units for each month that has elapsed between the first anniversary of the Vesting Start Date and the Termination Date.

(iii)	In the event the Executive’s employment is terminated by the Company or any of its Subsidiaries for Cause, all the Executive Preferred Units shall be forfeited in accordance with Section 3.4 of this Agreement.
     3.2 Executive Common Units. The Founder Common Investors, on a pro rata basis and in the aggregate, shall vest into 2.0833% of the Executive Common Units for each month that has elapsed after the Vesting Start Date, provided that the Founder Common Investors will cease to vest into any Executive Common Units upon the termination of Executive’s employment with the Company or any of its Subsidiaries. Notwithstanding the foregoing, in the event the Executive’s employment with the Company or any of its Subsidiaries is terminated for Cause or if the Executive voluntarily terminates his employment with the Company or any of its Subsidiaries prior to the first anniversary of the Vesting Start Date, the Executive Common Units shall be forfeited in accordance with Section 3.4 of this Agreement.
     3.3 Sale of the Company. Notwithstanding anything in this Article 3, upon the consummation of a Sale of the Company, provided that the Executive is employed by the Company or any of its Subsidiaries on the date of such Sale of the Company:
     (a) which occurs on or prior to the third anniversary of the date of the Securities Purchase Agreement, if such Sale of the Company results in cumulative cash distributions (excluding Tax Distributions) or distributions of property other than cash (based upon the fair market value of such property determined by the Board after taking into account appropriate discounts, including without limitation, discounts attributable to control, minority interest and illiquidity) to the Institutional Investors in an amount equal to at least two times the aggregate Capital Contributions of the Institutional Investors, then the Founder Preferred Investor shall vest into 100% of the Executive Preferred Units;
     (b) which occurs after the third anniversary of the date of the Securities Purchase Agreement, then the Founder Preferred Investor shall vest into that number of Executive Preferred Units that the Founder Preferred Investor would vest into under the Investment Performance Vesting Requirements;
     (c) the Founder Common Investors shall vest into 100% of the Executive Common Units.
     3.4 Forfeiture Upon Failure to Vest. Any Executive Units which could have vested as of any vesting date under Sections 3.1, 3.2 or 3.3 of this Agreement, but that do not vest as of such vesting date shall thereupon be deemed for all purposes to have been forfeited and to have been surrendered to the Company without the need for any payment to the Executive or any action by the Company or any other Person; provided that any distributions with respect to such forfeited Executive Common Units that have been held back shall be treated in accordance with Section 4.1(b) of the LLC Agreement.

ARTICLE 4
RESTRICTIONS ON TRANSFER OF UNITS
Except for any Transfers permitted in the LLC Agreement or other agreement entered into in connection herewith or therewith, the Executive shall not transfer any Executive Units.
ARTICLE 5
REPURCHASE RIGHTS
     5.1 Right to Repurchase.
          (a) Upon the occurrence of any breach of this Agreement or any Related Agreement by the Executive, the Founder Common Investors or Founder Preferred Investor (collectively, the “Founder Parties” and each a “Founder Party”), the Company or its designees (collectively, the “Buyer”) shall have the right (in addition to exercising any rights or remedies available to the Company at law or in equity against such Founder Party) to purchase from the Founder Investors and their transferees (collectively, the “Seller”), free and clear of all liens and encumbrances other than pledges to secure obligations of the Company or any Subsidiary (“Liens”), any or all Vested Units held by the Seller (collectively referred to herein as the “Seller’s Units”), for a purchase price equal to Fair Market Value (defined below) (the “Purchase Price”) and in accordance with the terms specified below (the “Repurchase Rights”).
          (b) The Repurchase Rights shall be exercisable at any time by written notice from the Buyer to the Seller (the “Purchase Notice”).
     5.2 Closing of Sale.
          (a) In the event that the Repurchase Right is exercised at the time of a Sale of the Company or other arms length third party transaction involving a valuation of the assets or securities of the Company and its Subsidiaries, for purposes of this Agreement, the “Fair Market Value” of each Executive Unit shall mean (i) the total consideration that would be received by a holder of such Executive Unit in such Sale of the Company or (ii) deemed price per Executive Unit based upon the valuation of the assets or securities of the Company and its Subsidiaries in any other arms length third party transaction. In any other cases, for purposes of this Agreement, “Fair Market Value” of any Executive Unit shall mean the total consideration that would be received by a holder of such Executive Unit (without any premium or discount attributable to control, minority interest or lack of liquidity for less than all Executive Units) upon the sale, as of the date of the Purchase Notice, of all the Company’s issued and outstanding Capital Securities in a single transaction or series of related transactions to a buyer willing to pay the highest purchase price that would be received in a sale conducted by a nationally recognized investment banking firm, which buyer is under no compulsion to buy and the holders of such equity securities are under no compulsion to sell, all parties having reasonable knowledge of all relevant facts, with no minority interest discount being applied and no other discount being applied for any other reason. The Fair Market Value of the Executive Units shall be that which is negotiated by the Company and the Seller. If the Company and the Seller fail to agree on the Fair market Value within thirty (30) days of the date of the Purchase Notice, then the Company and the Seller shall attempt to agree upon an appraiser to determine the Fair Market Value, which such appraiser shall make such determination within thirty (30) days of the date of such person’s engagement, and such determination shall govern. If the Company and the Seller do not, within such 10 day period, agree as to a single appraiser, or if the appraiser appointed as provided above fails to determine such Fair Market Value within thirty (30) days of the date of such person’s engagement, then each of the Company and the Seller, by notice to the other, shall appoint one appraiser. If either the Company or the Seller shall fail to appoint such an appraiser within ten (10) days after the lapse of such 10 or 30 day period, as applicable, then the appraiser appointed by the party that does so appoint an Appraiser shall make the determination of such Fair Market Value and such determination shall govern. If two appraisers are appointed and they agree upon such Fair Market Value, their joint determination shall govern. If said two appraisers fail to reach agreement within thirty (30) days after the appointment of the last appraiser to be appointed, the two appraisers selected shall promptly select a nationally recognized investment banking firm to the be the third appraiser. Such third appraiser shall, within fifteen (15) days following such appraiser’s appointment, select one of the two other appraisals as constituting Fair Market Value. All decisions of the appraiser(s) shall be rendered in writing and shall be signed by the appraiser(s). The Fair Market Value determined as herein provided shall be conclusive, final and binding on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The cost of the Fair Market Value determination shall be borne by the Company.
          (b) The consummation of any purchase and sale of the Seller’s Units under this Section 5.2 shall, unless otherwise agreed in writing by the parties to such transaction, shall occur on the thirtieth (30th) day following the date of the Fair Market Value is determined, or such earlier date as Buyer shall specify. The Purchase Price to be paid for the Seller’s Units to be purchased and sold pursuant to this Section 5 shall be paid in immediately available funds. Upon tender of payment of the Purchase Price for the Seller’s Units being purchased as provided above, thereupon and without any further action on the part of any person being necessary, all right, title and interest in and to the Seller’s Units being purchased shall thereupon pass to the Buyer. Without limitation of the foregoing, the parties and their transferees shall execute and deliver such certificates and other documents and take such further action as the Buyer may reasonably request in order to further evidence the purchase and sale of the Seller’s Units as contemplated hereby.
ARTICLE 6
MISCELLANEOUS
     6.1 Tax Issues.
          (a) THE ISSUANCE OF THE EXECUTIVE COMMON UNITS TO THE FOUNDER COMMON INVESTORS FOR THE BENEFIT OF THE EXECUTIVE PURSUANT TO THIS AGREEMENT INVOLVES. COMPLEX AND SUBSTANTIAL TAX CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF THE ADVISABILITY OF THE EXECUTIVE MAKING AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE. THE EXECUTIVE HAS CONSULTED EXECUTIVE’S OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS

DESCRIBED IN THIS AGREEMENT. THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO THE EXECUTIVE OR THE FOUNDER COMMON INVESTORS REGARDING THE TAX CONSEQUENCES OF THE FOUNDER COMMON INVESTORS’ PURCHASE OF THE EXECUTIVE UNITS OR THIS AGREEMENT.
          (b) If the Executive elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of the Executive Common Units, the Company may require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Executive Common Units and the fair market value of such Executive Common Units as of the date of the acquisition of such Executive Common Units by the Founder Common Investors.
     6.2 Employment of the Executive. The Executive acknowledges that he or she is an employee at will. The Executive agrees that this Agreement does not create an obligation of the Company or any of its Subsidiaries or any other Person to employ the Executive, nor does it give rise to any right or expectancy with respect thereto.
     6.3 Transferees. Each and every permitted transferee or assignee of Executive Units from each of the Founder Investors shall be bound by and subject to all the terms and conditions of this Agreement and the LLC Agreement on the same basis as such Founder Investor is bound. So long as this Agreement is in effect, no Transfer of any Executive Units shall be effective unless such Transfer is made pursuant to the terms of the LLC, Agreement and the transferee agrees in writing to be bound by, and subject to, the provisions of this Agreement upon the same terms applicable to the transferors and to ensure that such transferees’ transferees shall be likewise bound.
     6.4 Effect of Prohibited Transfer. If any Transfer of Executive Units is made contrary to the terms of this Agreement or the LLC Agreement, such Transfer shall be null and void. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives Executive Units contrary to the provisions of this Agreement or the LLC Agreement as a member of the Company.
     6.5 Securities Laws Restrictions on Resale; Representations of the Executive and Founder Investors.
          (a) Until registered under the applicable Securities Laws, the Executive Units will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Laws. Accordingly, such Executive Units must be sold in compliance with the registration requirements of the applicable Securities Laws or an exemption there from. Unless the Executive Units have been registered under the applicable Securities Laws, any certificate evidencing any of the Executive Units shall bear a legend substantially as follows:
THE UNITS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES

OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND THE APPLICABLE SECURITIES OR BLUE SKY LAWS OF ANY SUCH STATE OR OTHER JURISDICTION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE VESTING AGREEMENT WITH EXECUTIVE AND THE FOUNDER INVSESTORS AND THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE UNDERSIGNED AT ITS PRINCIPAL EXECUTIVE OFFICES LISTED ABOVE.
          (b) Each of the Executive and the Founder Investors represents that: (i) the Executive Units are being acquired solely for investment and not with a view to, or for sale in connection with, any distribution of the Executive Units nor with any present intention of distributing or selling such Executive Units; (ii) the Founder Investors have made a detailed inquiry concerning the Company, its business and services, its officers and its personnel; (iii) the officers of the Company have made available to the Founder Investors, or as a result of the Executive’s position with the Company, the Founder Investors have access to, any and all information concerning the Company which the Founder Investors have requested or deems relevant; (iv) each of the Executive and the Founder Investors has such knowledge and experience in financial and business matters that the Executive and the Founder Investors are capable of evaluating the merits and risks of investment in the Executive Units; (v) each of the Executive and the Founder Investors is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and (vi) each of the Executive and the Founder Investors can bear a complete loss of the value of the Executive Units and is able to bear the economic risk of holding such Executive Units for an indefinite period.
     6.6 Remedies.
          (a) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have at law or in equity.
          (b) Without limitation of the foregoing, the parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its term or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

          (c) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.
     6.7 Waivers and Amendments. The rights and obligations of the Company and the rights and obligations of the Executive and/or the Founder Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of the Executive, the Founder Investors and the Company, as approved by the Board.
     6.8 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).
     6.9 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
          (a) EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          (b) EACH PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 6.9 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS. HEREOF.
          (c) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH. SECTION 6.14 OF THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH OR ANY MATTER ARISING UNDER, OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED

AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     6.10 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto.
     6.11 Adjustments. If there shall be any change in the Capital Securities of the Company through merger, consolidation, reorganization, recapitalization, equity distribution, division or multiplication of Units, exchange of Units, or the like (any such event being an “Adjustment”), all the terms and provisions of this Agreement shall be appropriately construed to give proportionate effect to any new, additional, or different Units or securities issued or exchanged for or in respect of the Executive Units as a result of such Adjustment.
     6.12 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersedes in their entirety all other prior agreements, whether oral or written, with respect thereto.
     6.13 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including FedEx and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:
          If to the Company, addressed to:
Communications Infrastructure Investments, LLC
950 Spruce Street, Suite la
Louisville, CO 80027
Attention: Board of Managers
with a copy to:
Kendall, Koenig & Oelsner, PC
999 Eighteenth Street, Suite 1825
Denver, CO 80202
Attention: David J. Kendall
          If to the Executive or the Founder Investors, to the address specified on the Schedule B hereto.
Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.
     6.17 No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.
     6.17 Duration. These restrictions on the Units that are set forth in this Agreement shall terminate upon the Company’s initial public offering (it being understood that the termination of restrictions on the Executive Units shall not result in the forfeiture of any Executive Units either vested or unvested then held by Executive at the time of the Company’s initial public offering).
     6.17 Securities Act Exemption. The Company and the Executive agree that this Agreement constitutes “a written compensatory benefit plan” or “a written compensation contract” of the Executive within the meaning of Rule 701 under the U. S. Securities Act of 1933.
     6.17 Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts.
          (a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
          (b) The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          (c) The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.
          (d) This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterparts hereof, each of which shall be an original, and all of which together shall constitute one instrument.
          (e) Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.
[Signature page follows]

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first written above.

COMPANY: Communications Infrastructure Investments, LLC
By:	/s/ Scott E. Beer
	Name:	SCOTT E. BEER
	Title:	GENERAL COUNSEL

EXECUTIVE:
/s/ John L. Scarano
(signature)

FOUNDER INVESTORS ESU Investments, LLC
By:	/s/ John L. Scarano
John L. Scarano
Manager

/s/ John L. Scarano
John L. Scarano, individually

[Signature Page to Scarano Vesting Agreement]

Schedule A
Common Units

Entity	Number of Common Units
Issued as of January 10, 2008:
ESU Investents, LLC	4,669,271
John Scarano	1,556,423

Total Units	6,225,694

Schedule B
Addresses for Notice Purposes